UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 29, 2009

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 29, 2009, the Compensation and Management Succession Committee of the Board of Directors of Callaway Golf Company (the “Company”), together with the Company’s other independent directors, in consultation with the committee’s independent compensation consultant, approved a grant to each of the Company’s executive officers of phantom stock units as follows: (i) George Fellows, President and Chief Executive Officer, 254,130 units; (ii) Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer, 50,826 units; (iii) Steven C. McCracken, Senior Executive Vice President and Chief Administrative Officer, 44,473 units; (iv) Jeffrey M. Colton, Senior Vice President, U.S., 63,532 units; (v) David A. Laverty, Senior Vice President, Operations, 69,886 units; and (vi) Thomas T. Yang, Senior Vice President, International, 69,886 units.

The phantom stock units are designed to provide a meaningful retention incentive using a vehicle that further aligns the interests of the executive officers with the Company’s shareholders. Each phantom stock unit represents the right to a cash payment upon vesting in an amount equal to the value of one share of the Company’s common stock on the vesting date. The phantom stock units are scheduled to vest 50% on December 29, 2011 and 50% on December 29, 2012. The phantom stock units do not accrue dividends or dividend equivalent rights. If the executive officer voluntarily leaves the Company, or is terminated for substantial cause, he forfeits all unvested phantom stock units.

The description of the terms of the phantom stock units is qualified in its entirety by reference to the form of phantom stock unit agreement attached hereto as Exhibit 10.57 and hereby incorporated in this Item 5.02 by this reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being filed or furnished herewith:

Exhibit 10.57 - Form of Phantom Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: December 30, 2009	By:	/s/ BRIAN P. LYNCH
	Name:	Brian P. Lynch
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit Number	Description
10.57	Form of Phantom Stock Unit Agreement.

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